                                                                  EXHIBIT 99 (a)

                               AUTHORIZATION FORM
                      PLEASE READ CAREFULLY BEFORE SIGNING

I hereby appoint Commercial Bank as my agent under the terms and conditions of the Dividend Reinvestment Plan, as described in the Prospectus accompanied this Authorization Form, to receive any cash dividends that may become payable to me on my shares of Commercial National Financial Corporation Common Stock and to apply such dividends to the purchase of shares as provided in the Plan.

I hereby represent and confirm that I am the holder of record of shares of common stock of Commercial National Financial Corporation and the principal residence is in the state or country shown below. I hereby undertake to promptly notify Commercial Bank if my state or country of resident changes.

I acknowledge receipt of the Commercial National Financial Corporation Dividend Reinvestment Plan Prospectus and agree to the terms and conditions of the Plan stated in that Prospectus.

I understand that I may revoke this authorization at any time by notifying Commercial Bank in writing of my desire to terminate my participation.


                                      DATE
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        Shareholder Signature                State or country (if other than
                                             the United States) of residence

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     Joint Shareholder Signature             State or country (if other than
         (if jointly held)                   the United States) of residence
                                             if jointly held)

                               THIS IS NOT A PROXY

Return this card only if you wish to join the Plan. An addressed postage paid envelope is provided for that purpose. All owners of joint registration must sign. When signing as trustee, guardian, executor, administrator, or corporate officer, please give your full title.

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            (IF BENEFICIAL OWNER IS OTHER THAN THE HOLDER OF RECORD)

In addition to the above statements and representations, I hereby represent and confirm that I am the broker or nominee of the beneficial owner of certain shares of common stock of Commercial National Financial Corporation and that the beneficial owner principally resides in the state or country (if other than the
United States) of                       . I hereby undertake to promptly notify
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Commercial Bank if the state or country of residence of the beneficial owner changes.


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                                                     Broker or Nominee